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                                                                    Exhibit 10.2



                             STOCK OPTION AGREEMENT


        THIS STOCK OPTION AGREEMENT is made as of June ___, 2002 between MONTANA MILLS BREAD CO., INC., a Delaware corporation (the "COMPANY"), and EUGENE O'DONOVAN (the "OPTIONEE").

        BACKGROUND. The purpose of this Agreement is to establish a written agreement evidencing options granted to Optionee. All of the terms and conditions of the Plan are fully incorporated herein by reference. In this Agreement "SHARES" shall mean shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), or other securities resulting from an adjustment under Section 8.

        Accordingly, the parties agree as follows:

        1. GRANT OF OPTIONS. The Company hereby grants to the Optionee three options (the "OPTIONS") to purchase an aggregate of 700,000 Shares under the terms and conditions hereof.

        2. TERM. The Options shall become exercisable in accordance with the provisions of Section 5; provided, however, that all of the Options shall lapse and terminate at the close of business on the earliest of the following dates:

               (a) the date that is one year after the date of the Optionee's death if the Optionee shall die (i) while he is an employee of the Company or any subsidiary of the Company (a "SUBSIDIARY") or (ii) within three months after termination of such employment;

               (b) the date that is one year after the date that the Optionee's employment by the Company or a Subsidiary is terminated because of his permanent and total disability (within the meaning of section 22(e)(3) of the Internal Revenue Code);

               (c) the date that is three months after the date on which the Optionee ceases to be employed by the Company or any Subsidiary for any other reason other than the termination for cause as defined in the Employment Agreement between the Company and Optionee, in which case the Options, whether or not then exercisable, shall terminate immediately upon the termination of employment; or

               (d) June ___, 2012.

               Upon any termination of the Options, the Optionee's rights under this Agreement, including the right to exercise the Options under
        Section 5, shall thereupon terminate.

        3. PRICE. The price of each Share purchased upon exercise of an Option is $_____ (that being the price of one share and one warrant under the Underwriter Purchase Option issued to Kirlin Securities Inc. on even date herewith).

        4. PARTIAL EXERCISE. The Options, to the extent exercisable under
Section 5, may be exercised in whole or in part, provided that any one of the Options may not be exercised for less than one Share in any single transaction.





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        5. VESTING REQUIREMENTS; METHOD OF EXERCISE.

           Subject to the provisions of Sections 2 and 5, each Option shall vest and become exercisable for the remaining term as follows:

                      (i) an Option for 250,000 Shares (the "FIRST OPTION") shall first become exercisable on the date (the "FIRST OPTION DATE"), if any, at or prior to June ___, 2004 (that being within two years after the closing date of the Company's initial public offering) on which the last price of the Common Stock shall have equaled or exceeded $7.50 per share for any 20 consecutive days;

                      (ii) an Option for 250,000 Shares (the "SECOND OPTION") shall first become exercisable on the date (the "SECOND OPTION DATE"), if any, at or prior to June ___, 2006 (that being within four years after the closing date of the Company's initial public offering), on which the last price of the Common Stock shall have equaled or exceeded $10.00 per share for any 20 consecutive days;

                      (iii) an Option for 200,000 Shares (the "THIRD OPTION") shall first become exercisable on the date (the "THIRD OPTION DATE"), if any, at or prior to June ___, 2007 (that being within five years after the closing date of the Company's initial public offering) on which the last price of the Common Stock shall have equaled or exceeded $15.00 per share for any 20 consecutive days.

           (b) METHOD OF EXERCISE. An Option shall be exercised by written notice given by the Optionee to the Company specifying the number of Shares that the Optionee elects to purchase and the purchase price being paid, accompanied by full payment of such purchase price. Upon each exercise, the Option price shall be payable by one or any combination of the following methods, as determined by the Optionee and specified in his notice of exercise: (i) in cash or (ii) by delivery of Shares already owned by the Optionee. Any Shares that are so delivered to pay the Option price shall be valued at the last price of the Common Stock on the date of such Option exercise. Upon determining that compliance with this Agreement has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to Section 10, the Company shall issue certificates for the Shares purchased.

        6. NO RIGHTS OF SHAREHOLDER. No person, estate or other entity will have the rights of a shareholder of the Company with respect to Shares subject to the Options until a certificate for such Shares has been delivered to the Optionee.

        7. RIGHTS OF THE COMPANY. This Agreement does not affect the Company's right to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, Shares or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

        8. ADJUSTMENT PROVISIONS. In the event that: (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding shares of Common Stock are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any






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other entity; or (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Common Stock, whether by way of recapitalization or otherwise; or (c) any dividend in the form of stock is made to the holders of Common Stock, or any stock split or reverse split pertaining to Common Stock is effected; then appropriate adjustment shall be made to: (i) the number and kind of Shares or other securities that may be issued upon exercise of each Option; (ii) the Option price per Share to be paid upon exercise of each Option; (iii) the values set forth in Section 5; and (iv) such other provisions of this Agreement as the Committee shall deem appropriate in the circumstances. Under no circumstance shall the Optionee be entitled to an adjustment hereunder to reflect dilution resulting from the issuance of additional Shares or other securities by the Company, except as expressly provided in the preceding sentence, regardless of whether such Shares or other securities are issued for less than the exercise price of the Option.

        9. TAXES; SECURITIES LAWS MATTERS.

           (a) TAXES. The exercise of each Option shall be conditioned upon the Optionee making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made by one or any combination of the following methods: (i) in cash, or (ii) by the Company withholding such taxes from any other compensation owed to the Optionee by the Company or any Subsidiary.

           (b) COMPLIANCE WITH SECURITIES LAWS. As a precondition to the Company's execution of this Agreement and the grant of the Options hereunder, the Optionee represents to the Company that the Options are being, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "ACT")) any Shares acquired by the Optionee upon exercise of an Option shall be, acquired by the Optionee solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same. The Optionee acknowledges and agrees that the Options may not be offered for sale, sold, pledged, hypothecated or otherwise transferred or disposed of in any manner inconsistent with this Agreement and that any Shares acquired upon exercise of the Options may not be offered for sale, sold or otherwise transferred or disposed of unless (i) a Registration Statement with respect thereto shall then be effective under the Act, and the Optionee shall have provided proof satisfactory to counsel for the Company that he has complied with all applicable state securities laws, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer of the Shares is exempt from the registration requirements of the Act and may otherwise be effected in compliance with any other applicable law, including all applicable state securities laws. The Optionee agrees that unless a Registration Statement with respect thereto shall then be effective under the Act, a legend to this effect may be placed on each certificate, and a stop transfer order may be placed against his account, relating to the Shares. In addition, each such certificate shall bear such additional legends and statements as the Company deems advisable to assure compliance with all Federal and state laws and regulations, including securities laws and regulations. The Optionee confirms that the Company is relying upon his representations contained in this Section 9(b) in connection with the issuance to him of the Options and, upon due exercise, the Shares underlying the Options. In consideration of such issuance, the Optionee hereby indemnifies and holds harmless the






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Company, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys' fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or his failure to comply with, any representation or agreement contained in this Section 9(b).

        10. NOTICE OF DISPOSITION OF SHARES. The Optionee shall promptly notify the Company of the disposition of any Shares acquired upon exercise of the Options, including a disposition by sale, exchange, gift or transfer of legal title, if such disposition occurs within two years from the date of this Agreement or within one year from the date an Option is exercised and such Shares are acquired by the Optionee.

        11. NON-TRANSFERABILITY. The Options are not transferable other than by will or the laws of descent and distribution. Except as provided by section 12 of the Plan, pertaining to death of an optionee, each Option is exercisable only during the Optionee's lifetime, and only by him.

        12. TENURE. The Optionee's right, if any, to continue to serve the Company or any Subsidiary as an officer, employee or otherwise will not be enlarged or otherwise affected by this Agreement. This Agreement does not restrict the right of the Company or any Subsidiary to terminate the Optionee's employment at any time.

        13. AMENDMENT OF OPTIONS. The Company may alter, amend or terminate the Options only with the Optionee's consent, except as otherwise expressly provided by the Plan or this Agreement.

        14. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the choice of law provisions of such laws).

        15. NOTICES. All notices and other communications required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: if to the Company, to the Company's corporate offices at Suite 205-A,






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2171 Monroe Avenue, Rochester, New York 14618, Attention: Corporate Secretary;
and if to Optionee or his successor, to the address last furnished by such person to the Company. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answerback is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 15.

        16. IN GENERAL. This Agreement is subject to and controlled by the Plan. Any necessary inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. This Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. Modification of this Agreement or waiver of a provision hereof must be written and signed by the party to be bound. In the event that any provision of this Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context. Unless the context otherwise requires, references herein to a "Section" means a Section of this Agreement. Section headings contained herein are for convenience only and shall not alter any of the parties' respective rights or obligations hereunder.

        IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first above written.


                            MONTANA MILLS BREAD CO., INC.


                            By:
                                 -------------------------------------------
                                 Susan O'Donovan
                                 Vice President



                            ------------------------------------------------
                                 Eugene O'Donovan

















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